Exhibit 99.1

BETTER CHOICE COMPANY, INC. ANNOUNCES THIRD QUARTER 2023 RESULTS

Third Quarter 2023 Revenue Grew 11% Year-Over-Year to $13.1 million

Adjusted EBITDA Growth of 95% Year-Over-Year

EPS Growth of 77% Year-Over-Year

TAMPA, FLORIDA - November 13, 2023 - Better Choice Company, Inc. (“Better Choice” or the “Company”) (NYSE American: BTTR), a pet health and wellness company, today announced its results for the third quarter ended September 30, 2023 (“Q3 2023”).

THIRD QUARTER 2023 FINANCIAL HIGHLIGHTS

●	Revenue increased 24% from second quarter 2023, and 11% year-over-year (“YOY”) to $13.1 million

●	Operating loss improved 59% YOY to $(2.6) million

●	Operating margin improved 3,403 basis points YOY to (-20%)

●	Net loss improved 75% YOY to $(1.6) million

●	Earnings (loss) per share (“EPS”) improved 77% YOY to ($0.05)

●	Adjusted EBITDA improved 95% YOY to $(0.1) million[1]

●	Adjusted EBITDA margin improved 2,311 basis points YOY to (-1%)[1]

NINE MONTHS 2023 FINANCIAL HIGHLIGHTS

●	Gross margin increased 429 basis points YOY to 34%

●	Operating loss improved 42% YOY to $(8.5) million

●	Net loss improved 46% YOY to $(8.1) million

●	EPS improved 48% YOY to ($0.26)

●	Adjusted EBITDA improved 47% YOY to $(3.8) million[1]

●	Adjusted EBITDA margin improved 406 basis points YOY to (-11%)[1]

1 Adjusted EBITDA is a non-GAAP measure. Reconciliation of Adjusted EBITDA and to net income (loss), the most directly comparable GAAP financial measure, is set forth in the reconciliation table accompanying this release.

2 Point-of-sale growth is a non-GAAP measure.

THIRD QUARTER 2023 OPERATIONAL UPDATE

Better Choice generated $13.1 million in net sales over Q3 2023, with approximately 75% driven by its Halo Holistic® product line. Point-of-sale2 growth and strength of digital presence drove 24% revenue growth from the second quarter of 2023. The Halo Holistic® plant-based vegan products continue to take share across the E-Commerce platform, with the highest organic traffic in the plant-based segment on Chewy. As projected, the Company secured continuity of dry kibble supply through a successful transition to its newest co-manufacturing partner, Alphia, Inc.

“The third quarter was highlighted by our organic digital growth,” commented newly appointed CEO of Better Choice, Kent Cunningham.” The year-to-date gross margin improvement was fueled by strategic pricing initiatives, and a 3% YOY improvement of average equivalized unit conversion and input costs in the first nine months of 2023. We are focused on keeping product quality and continuous improvement initiatives at the forefront to fuel our future growth trajectory. Our further continued focus on financial and operational discipline is reflected in the 95%   Adjusted EBITDA growth during the quarter. We look to close out the remainder of 2023 with a solid footing to build digital momentum and enhanced brand awareness in 2024.”

Better Choice Company Inc.

Unaudited Condensed Consolidated Statements of Operations

(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$13,117	$11,865	$32,890	$45,394
Cost of goods sold	8,681	7,700	21,625	31,795
Gross profit	4,436	4,165	11,265	13,599
Operating expenses:
Selling, general and administrative	7,052	10,569	19,721	28,225
Total operating expenses	7,052	10,569	19,721	28,225
Loss from operations	(2,616)	(6,404)	(8,456)	(14,626)
Other expenses:
Interest expense, net	(344)	(142)	(952)	(324)
Change in fair value of warrant liability	1,339	—	1,339	—
Total other expense, net	995	(142)	387	(324)
Net loss before income taxes	(1,621)	(6,546)	(8,069)	(14,950)
Income tax expense	—	1	—	4
Net loss available to common stockholders	$(1,621)	$(6,547)	$(8,069)	$(14,954)
Weighted average number of shares outstanding, basic	30,975,566	29,364,712	30,679,905	29,339,918
Weighted average number of shares outstanding, diluted	30,975,566	29,364,712	30,679,905	29,339,918
Net loss per share available to common stockholders, basic	$(0.05)	$(0.22)	$(0.26)	$(0.51)
Net loss per share available to common stockholders, diluted	$(0.05)	$(0.22)	$(0.26)	$(0.51)

Better Choice Company Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars in thousands, except share and per share amounts)

	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents	$3,800	$3,173
Restricted cash	—	6,300
Accounts receivable, net	8,582	6,744
Inventories, net	7,541	10,257
Prepaid expenses and other current assets	992	1,051
Total Current Assets	20,915	27,525
Fixed assets, net	258	375
Right-of-use assets, operating leases	134	173
Intangible assets, net	8,914	10,059
Other assets	828	544
Total Assets	$31,049	$38,676
Liabilities & Stockholders’ Equity
Current Liabilities
Accounts payable	$7,807	$2,932
Accrued and other liabilities	2,525	2,596
Line of credit	1,917
Warrants liabilities	869
Operating lease liability	56	52
Total Current Liabilities	13,174	5,580
Non-current Liabilities
Line of credit, net	—	11,444
Term loan, net	2,714
Operating lease liability	82	124
Total Non-current Liabilities	2,796	11,568
Total Liabilities	15,970	17,148
Stockholders’ Equity
Common Stock, $0.001 par value, 200,000,000 shares authorized, 32,077,148 & 29,430,267 shares issued and outstanding as of September 30, 2023, and December 31, 2022, respectively	32	29
Additional paid-in capital	321,688	320,071
Accumulated deficit	(306,641)	(298,572)
Total Stockholders’ Equity	15,079	21,528
Total Liabilities and Stockholders’ Equity	$31,049	$38,676

Better Choice Company Inc.

Non-GAAP Measures

Adjusted EBITDA

We define Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net (loss) income: interest expense, tax expense, depreciation and amortization, share-based compensation, loss on disposal of assets, strategic branding initiatives and product launch expenses, co-manufacturing partner transition, and other non-recurring expenses.

We present Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.

Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net (loss) income, gross margin, and our other GAAP results.

The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated (in thousands):

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net loss available to common stockholders	$(1,621)	$(6,547)	$(8,069)	$(14,954)
Interest expense, net	344	142	952	324
Income tax expense	—	1	—	4
Depreciation and amortization	416	426	1,262	1,265
EBITDA	(861)	(5,978)	(5,855)	(13,361)
Non-cash share-based compensation (a)	473	562	1,618	2,454
Loss on disposal of assets	—	23	11	26
Strategic branding initiatives and product launches (b)	41	277	73	948
Co-manufacturing partner transition (c)	—	—	6	—
Other single occurrence expenses (d)	208	2,205	397	2,390
Launch expensed (e)	—	43	—	523
Adjusted EBITDA	$(139)	$(2,868)	$(3,750)	$(7,020)

(a) Non-cash expenses related to equity compensation awards. Share-based compensation is an important part of the Company’s compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.

(b) Single occurrence expenses related to marketing agency and design, strategic re-branding initiatives, Elevate® launch, product innovation and reformulations.

(c) Single occurrence expenses related to the transition of our dry kibble co-manufacturing supplier.

(d) Single occurrence expenses related to legal settlements, employee severance, executive recruitment, and other non-recurring professional fees.

(e) Reflects non-recurring launch expenses related to the Elevate® launch.

About Better Choice Company Inc.

Better Choice Company Inc. is a pet health and wellness company focused on providing pet products and services that help dogs and cats live healthier, happier and longer lives. We offer a broad portfolio of pet health and wellness products for dogs and cats sold under our Halo brand across multiple forms, including kibble, canned food, freeze-dried raw food and treats, vegan dog food and treats, oral care products, toppers and other chews and supplements. We have a demonstrated, multi-decade track record of success and are well positioned to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. Halo’s core products are made with high-quality, thoughtfully sourced ingredients for natural, science-based nutrition. Each innovative recipe is formulated with leading veterinary and nutrition experts to deliver optimal health. For more information, please visit https://www.betterchoicecompany.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Better Choice Company Inc.

Kent Cunningham, CEO

Investor Contact:

KCSA Strategic Communications

Valter Pinto, Managing Director

T: 212-896-1254

Valter@KCSA.com